Exhibit 10.1

AMENDMENT NO. 1 TO MARKETING REPRESENTATION AGREEMENT

This Amendment No. 1 to Marketing Representation Agreement (the “Amendment No. 1”) is made this 12th day of October, 2005, by and among (i) Novoste Corporation, a Florida corporation with its principal place of business at 4350 International Boulevard, Norcross, Georgia 30093 (“Novoste”), (ii) Best Vascular, Inc., a Delaware corporation with its principal place of business at 7643 Fullerton Road, Springfield, Virginia 22153 (“Representative”), and (iii) Best Medical International, Inc., a Virginia corporation which is an affiliate of Representative, with its principal place of business at 7643 Fullerton Road, Springfield, Virginia 22153 (“BMI”);

WHEREAS, Novoste, Representative and BMI entered into that certain Marketing Representation Agreement, dated as of August 25, 2005 (the “Marketing Representation Agreement”), pursuant to which Novoste engaged Representative to market, demonstrate and solicit orders for various products with respect to Seller’s VBT Business; and

WHEREAS, Novoste, Representative and BMI desire to amend certain provisions of the Marketing Representation Agreement; and

WHEREAS, the parties hereto are concurrently with this Amendment No. 1 entering into an amendment and restatement of the asset purchase agreement, dated as of October 25, 2005; and

WHEREAS, for purposes of this Amendment No. 1, capitalized terms not otherwise defined herein shall have the respective meanings set forth in the Marketing Representation Agreement (as amended by this Amendment No. 1);

NOW, THEREFORE, in consideration of the mutual promises contained herein, the recitals set forth above, which are hereby incorporated by reference, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties agree as follows:

1. Asset Purchase Agreement. Those references to the defined term “Asset Purchase Agreement” which appear in sections 7.1 and 9.14 of the Marketing Representation Agreement shall mean the Amended and Restated Asset Purchase Agreement, dated as of October 12, 2005, by and among Novoste, Representative and BMI.

2. Term. Section 7.1(c) shall be amended by deleting the date “October 14, 2005” and inserting in lieu thereof the date “December 31, 2005”.

3. Other Terms Unchanged. The Marketing Representation Agreement, as amended by this Amendment No. 1, shall remain and continue in full force and effect, shall constitute a legal, valid and binding obligation of Novoste, Representative and BMI and is in all respects agreed to, ratified and confirmed hereby. Any reference to the Marketing Representation Agreement after the date first set forth above shall be deemed to be a reference to the Marketing Representation Agreement, as amended by this Amendment No. 1.

4. Governing Law. This Amendment No. 1 shall be governed by the substantive laws of the State of Georgia, without regard to conflict-of-laws issues.

5. Counterparts. This Amendment No. 1 may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same document.

6. Titles and Captions. Section headings are used for convenience and shall not affect the interpretation or construction of any provision of this Amendment No. 1.

[Remainder of Page Intentionally Left Blank]

Accepted and agreed to by the parties by their duly authorized representatives as of the date first set forth above.

NOVOSTE CORPORATION		BEST VASCULAR, INC.

By:	/s/ Alfred J. Novak	By:	/s/ Krishnan Suthanthiran
Title:	President and Chief Executive Officer	Title:	President
Date:	October 12, 2005	Date:	October 12, 2005

BEST MEDICAL INTERNATIONAL, INC.

By:	/s/ Krishnan Suthanthiran
Title:	President
Date:	October 12, 2005